SCHEDULE 14C
                                 (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]  Preliminary Information Statement        [ ]  Confidential, for Use of the Commission
                                                   Only (as permitted by Rule 14c-5(d)(2))
[x]  Definitive Information Statement

                             @ Entertainment, Inc.
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

         [x]  No fee required.

         [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and
              0-11.

         (1)  Title of each class of securities to which transaction applies:

         (2)  Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)  Proposed maximum aggregate value of transaction:

         (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule o-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

         (2)  Form, Schedule or Registration Statement No.:

         (3)  Filing Party:

         (4)  Date Filed:

                             @ ENTERTAINMENT, INC.
                              ONE COMMERCIAL PLAZA
                                   24TH FLOOR
                               HARTFORD, CT 06102

                             INFORMATION STATEMENT

                 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY

         This Information Statement has been filed with the Securities and Exchange Commission (the "SEC") and transmitted on or about April 10, 1998 to the holders of record on March 30, 1998 (the "Record Date") of shares of common stock, par value $.01 per share (the "Common Stock"), of @ Entertainment, Inc., a Delaware corporation ("@ Entertainment" or the "Company"). This Information Statement is being furnished pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the following action:

            AMENDING THE @ ENTERTAINMENT, INC. 1997 STOCK OPTION PLAN (THE "1997 PLAN") FOR THE PURPOSE OF (1) INCREASING TO 4,436,000 THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE PURSUANT TO THE 1997 PLAN, (2) INCLUDING DIRECTORS AS ELIGIBLE OPTIONEES, AND (3) PERMITTING TRANSFERS OF OPTIONS TO FAMILY MEMBERS OF OPTIONEES UNDER CERTAIN CIRCUMSTANCES (THE "1997 PLAN AMENDMENTS").

                               VOTING SECURITIES

         This Information Statement is being mailed on or about April 10, 1998 to all shareholders of record as of the Record Date.

         The Company's Board of Directors on November 18, 1997 approved the 1997 Plan Amendments, subject to stockholder approval.

         As of the close of business on March 30, 1998, the Company had 33,310,000 shares of Common Stock issued and outstanding, each entitled to one vote with respect to the actions to be taken.

         Stockholders who hold a majority of the issued and outstanding shares of Common Stock have executed a written consent in favor of the 1997 Plan Amendments, which vote was sufficient to approve the increase.

         Stockholders of the Company as of the Record Date are entitled to notice of the corporate action taken by written consent of holders of the issued and outstanding shares of Common Stock. Such action will be effective twenty
(20) days following the mailing of this Information Statement.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of @ Entertainment's common stock as of the Record Date by
(i) each person known by @ Entertainment to own beneficially 5% or more of any class of @ Entertainment's voting stock, (ii) each director and executive officer of the Company, and (iii) all directors and executive officers of the Company as a group. All percentages in this section were calculated on the basis of outstanding securities plus securities deemed outstanding under Rule 13d-3 of the Exchange Act.

                                                                                                   Percentage of
                                                                              Shares of             Common Stock
Name of Beneficial Owner                                                    Common Stock           Outstanding(1)
------------------------                                                    ------------           --------------
FIVE PERCENT STOCKHOLDERS:
Arnold L. Chase(2)
  One Commercial Plaza
  Hartford, Connecticut 06103.........................................       10,303,000                 29.4%
Chase Polish Enterprises, Inc(2)
  One Commercial Plaza
  Hartford, Connecticut 06103.........................................       10,303,000                 29.4%
Cheryl A. Chase(2)(3)
  One Commercial Plaza
  Hartford, Connecticut 06103.........................................       11,036,000                 31.5%
Polish Investments Holding L.P.(2)
  One Commercial Plaza
  Hartford, Connecticut 06103.........................................       10,303,000                 29.4%
ECO Holdings III Limited Partnership(4)
  c/o Advent International Corp.
  101 Federal Street
  Boston, MA 02110....................................................        9,524,000                 27.2%

DIRECTORS AND EXECUTIVE OFFICERS:
David T. Chase........................................................               --                   --
Robert E. Fowler, III(5)(6)...........................................        1,286,000                  3.7%
Arnold L. Chase(7)....................................................       10,303,000                 29.4%
Scott A. Lanphere(8)..................................................               --                   --
Jerzy Z. Swirski(9)...................................................               --                   --
Samuel Chisholm(10)...................................................               --                   --
David Chance(11)......................................................               --                   --
Agnieszka Holland.....................................................               --                   --
John S. Frelas(6)(12).................................................           48,000                   *
George Makowski(6)(13)................................................          385,000                  1.1%
Przemyslaw Szmyt(6)(14)...............................................               --                   --
David Warner(6)(15)...................................................               --                   --

ALL DIRECTORS AND OFFICERS AS A GROUP (13 PERSONS(16)):...............       13,451,000                 38.4%

--------------
* less than 1%.

(1) Based on a total number of outstanding shares of 35,029,000, which includes 33,310,000 shares outstanding at March 30, 1997 and 1,719,000 shares subject to options which were exercisable within sixty days of the Record Date.

(2) Pursuant to Schedules 13G filed on February 13, 1998 by Polish Investments Holding L.P. ("PIHLP"), Chase Polish Enterprises, Inc. ("CPEI"), Arnold L.Chase and Cheryl A. Chase, as a result of their control over management of PIHLP, Arnold L. Chase, CPEI and Cheryl A. Chase may be deemed to share the power to direct the vote and disposition of the 10,303,000 shares of Common Stock owned by PIHLP. CPEI is the sole general partner of PIHLP. As general partner, CPEI manages PIHLP, which includes directing the voting and disposition of shares of Common Stock owned by PIHLP. Arnold L. Chase and Cheryl A. Chase each own 50% of the outstanding capital stock of CPEI and are its sole directors and executive officers.

(3) Pursuant to Schedules 13G filed on February 13, 1998 by Arnold L. Chase and Cheryl A. Chase, The Cheryl Anne Chase Martial Trust, a trust of which Cheryl A. Chase and Kenneth N. Musen are joint trustees, owns 733,000 shares of Common Stock or 2.2% of the shares of Common Stock outstanding. Cheryl A. Chase and Kenneth N. Musen are the beneficial owners, as defined by Rule 13d-3(a) of the Exchange Act, of the shares of Common Stock owned by the Cheryl Anne Chase Marital Trust.

(4) The general partner of ECO Holdings III Limited Partnership ("ECO") is Advent ECO III LLC. Certain members of Advent ECO III LLC are venture capital funds managed by Advent International Corporation. In its capacity as manager of these funds, Advent International Corporation exercises sole voting and investment power with respect to all shares of Common Stock held on behalf of these funds.

(5) Mr. Fowler has been granted options to purchase 1,286,000 shares of Common Stock at a price of $3.707 per share, subject to the terms and conditions of a stock option agreement. All of Mr. Fowler's options are exercisable.

(6) Messrs. Fowler, Frelas, Makowski, Szmyt and Warner, in connection with @ Entertainment's initial public equity offering ("Initial Public Equity Offering"), entered into an agreement with Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated that during the two year period beginning July 30, 1997, such individuals will not offer, sell, contract to sell or otherwise dispose of any securities of @ Entertainment which are substantially similar to shares of Common Stock or which are convertible into or exchangeable for securities which are substantially similar to shares of Common Stock without the prior written consent of Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

(7) Includes 10,303,000 shares of Common Stock owned by PIHLP which may be deemed to be beneficially owned by Arnold Chase.

(8)      Mr. Lanphere disclaims beneficial ownership of the shares held by ECO.

(9)      Mr. Swirski disclaims beneficial ownership of the shares held by ECO.

(10) Mr. Chisholm has been granted options to purchase 500,000 shares of Common Stock (subject to stockholder approval), vesting ratably over a two year period, at an exercise price of $12.00 per share. None of Mr. Chisholm's options are exercisable within 60 days of the Record Date.

(11) Mr. Chance has been granted options to purchase 500,000 shares of Common Stock (subject to stockholder approval), vesting ratably over a two year period, at an exercise price of $12.00 per share. None of Mr. Chance's options are exercisable within 60 days of the Record Date.

(12) Mr. Frelas has been granted options to purchase 241,000 shares of Common Stock at a price of $1.99170 per share, subject to the terms and conditions of a stock option agreement, which options vest ratably over a five year period. As of the Record Date, options to purchase 48,000 shares have vested.

(13) Mr. Makowski has been granted options to purchase 385,000 shares of Common Stock at a price of $3.70808 per share, subject to the terms and conditions of a stock option agreement. All of Mr. Makowski's options are exercisable.

(14) Mr. Szmyt has been granted options to purchase 131,000 shares of Common Stock at a price of $15.24 per share, subject to the terms and conditions of a stock option agreement dated June 1997, which options vest ratably over a three year period. Additionally, on January 26, 1998, Mr. Szmyt was granted options to purchase 75,000 shares of Common Stock (subject to stockholder approval) at a price of $12.2375 per share, which options vest ratably over a three year period. None of Mr. Szmyt's options are exercisable within 60 days of the Record Date.

(15) Mr. Warner has been granted options to purchase 131,000 shares of Common Stock at a price of $15.24 per share, subject to the terms and conditions of a stock option agreement, which options vest ratably over a five year period. Additionally, on January 26, 1998, Mr. Warner was granted options to purchase 75,000 shares of Common Stock (subject to stockholder approval) at a price of $12.2375 per share, which options vest ratably over a three year period. None of Mr. Warner's options are exercisable within 60 days of the Record Date.

 (16) Includes 1,429,000 shares held by the Steele LLC and owned beneficially by Richard B. Steele, who resigned as President of Poland Communications, Inc. ("PCI") on June 23, 1997.

                            DIRECTORS' COMPENSATION

         Messrs. Chisholm and Chance serve as Business Independent Directors of the Company and Ms. Holland serves as an Artistic Independent Director of the Company. Each Business Independent Director receives $5,000 for attendance at each of the five regular meetings of the Board of Directors, and an additional $5,000 for attendance at any special meetings of the Board of Directors. Each Artistic Independent Director receives $5,000 for attendance at each of the five regular meetings of the Board of Directors. Additionally, directors are eligible for grants of options under the 1997 Plan. See Approval of Certain Amendments to the 1997 Stock Option Plan.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information regarding all compensation awarded to, earned by or paid to the Company's Chief Executive Officer, each of the other four most highly compensated executive officers of the Company and a former executive officer who would have been one of the four most highly compensated executive officers at the end of the fiscal year 1997 (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company for the last three fiscal years, to the extent that those officers were in the employ of the Company. Columns relating to long-term compensation have been omitted from the table as the Company did not have capital stock-related award plans and there has been no compensation arising from long-term incentive plans during the years reflected in the table.

                                                                        Other Annual        Securities        All Other
                                             Salary         Bonus       Compensation        Underlying       Compensation
Name and Principal Position        Year       ($)            ($)            ($)             Options/SA              ($)
---------------------------        ----      ------         -----       ------------        ----------       ------------
Robert E. Fowler, III............  1997     337,500       381,250          25,872(1)         1,268,000             --
  Chief Executive Officer and      1996      66,000(2)     66,000(2)           --                   --             --
   Director                        1995      66,000(2)     66,000(2)           --                   --             --
Richard B. Steele(3).............  1997     207,595            --              --                   --        156,000(4)
                                   1996     356,000(2)    250,000(2)           --                   --          5,000(5)
                                   1995     356,000(2)         --              --                   --          7,500(5)
John S. Frelas...................  1997     155,746       350,000(6)       39,000(7)                --             --
   Chief Financial Officer, Vice   1996      46,153(8)         --           6,000(7)                               --
   President, Treasurer            1995          --            --              --              241,000             --
George Z. Makowski...............  1997     156,000       175,000(6)       68,400(9)                --             --
   Chief Operating Officer -       1996          --            --              --              385,000             --
Cable                              1995          --            --              --                   --             --
                                   1997     120,708       248,500(6)           --                   --             --
David Warner.....................  1996          --            --              --              131,000             --
   Chief Operating Officer -       1995          --            --              --                   --             --
DTH                                1997     146,667        70,000(6)           --                   --             --
                                   1996          --            --              --              131,000             --
Przemyslaw Szmyt.................  1995          --            --              --                   --             --
   Vice President, General                                                                          --
Counsel,
   Secretary

---------------------
(1) Represents amounts paid or reimbursed by the Company for personal travel related expenses.
(2) Represents only that portion of annual compensation attributable to services performed on behalf of the Company. Additional compensation may have been provided by companies that are affiliated with @ Entertainment and beneficially owned by the Chase Family for services rendered to those companies.
(3)      Mr. Steele was the President of PCI. He resigned on June 23, 1997.
(4)      Represents amounts earned as deferred compensation.
(5) Represents portion of 401(k) plan paid pursuant to matching contribution.
(6) Represents one-time bonus paid upon completion of @ Entertainment's Initial Public Equity Offering.
(7)      Represents amounts paid pursuant to housing allowance.
(8) Represents compensation for partial year of service beginning in September 1996.
(9)      Represents amounts paid pursuant to housing and tuition allowances.

                               COMPENSATION PLANS

EMPLOYMENT AGREEMENTS

         @ Entertainment has employment agreements with each of Messrs. Fowler, Frelas, Makowski, Szmyt and Warner. PCI has employment agreements with each of Mr. Keefe and Ms. Hansberry. @ Entertainment has entered into consultancy arrangements with Messrs. Chisholm and Chance and Ms. Holland.

         Mr. Fowler entered into a three-year employment agreement with PCI effective at January 1, 1997. The employment agreement was assigned to @ Entertainment in June 1997 in connection with the Company's reorganization in June 1997 (the "Reorganization"). Pursuant to such agreement, Mr. Fowler serves as the Chief Executive Officer of @ Entertainment. Mr. Fowler receives a base annual salary of $325,000, plus a travel allowance of approximately $30,000 per annum and an unspecified annual incentive bonus. Pursuant to Mr. Fowler's employment contract, and in part to induce Mr. Fowler to move closer to the Company's operations in Europe, @Entertainment purchased Mr. Fowler's house in Connecticut for approximately $354,000 in June 1997 (including payments of $295,000 to extinguish the mortgages relating to the house), and sold the house shortly thereafter to a third party for approximately $267,000. @ Entertainment is obligated to pay Mr. Fowler the difference between the mortgage amounts of $295,000 and the purchase price of $354,000. Mr. Fowler may terminate the employment agreement at any time upon three months' written notice, and @ Entertainment may terminate the agreement at any time upon one month's written notice (with an obligation to pay Mr. Fowler an additional two months' base salary). In addition, @ Entertainment may terminate the agreement immediately without further obligation to Mr. Fowler for cause (as defined in the employment agreement).

         Mr. Frelas entered into a five-year employment agreement with PCI commencing on September 1, 1996. The employment agreement was assigned to @ Entertainment in June 1997 in connection with the Reorganization. Pursuant to such agreement, Mr. Frelas serves as the Chief Financial Officer, Vice President and Treasurer of @ Entertainment. Mr. Frelas receives a base annual salary of $150,000, allowances for living and travel of approximately $40,000 per annum and annual incentive bonuses of up to $50,000 if certain mutually agreed objectives are met. He is eligible to receive a bonus of $50,000 for the successful completion of a bank line of credit of $75 million or more. Mr. Frelas or @ Entertainment may terminate the agreement at any time upon six month's written notice. In addition, @ Entertainment may terminate the agreement immediately without further obligation to Mr. Frelas for cause (as defined in the employment agreement).

         Mr. Makowski entered into a five-year employment agreement with PCI commencing on January 21, 1997. The employment agreement was assigned to @ Entertainment in June 1997 in connection with the Reorganization. Pursuant to such agreement, Mr. Makowski serves as the Chief Operating Officer--Cable Operations of PCI. Mr. Makowski receives a base annual salary of $156,000, allowances for living, family travel and education for his children of approximately $105,000 per annum and annual incentive bonuses of up to $60,000 if certain mutually agreed objectives are met. Mr. Makowski or @ Entertainment may terminate the agreement at any time upon six month's written notice. In addition, @ Entertainment may terminate the agreement immediately without further obligation to Mr. Makowski for cause (as defined in the employment agreement).

         Mr. Szmyt entered into a three-year agreement with PCI effective at February 7, 1997, which was assigned to @ Entertainment in June 1997 in connection with the Reorganization and was amended effective January 1, 1998. Pursuant to such agreement, Mr. Szmyt serves as Vice President, General Counsel and Secretary of @ Entertainment. Pursuant also to an employment agreement with PTK-Warsaw and a services agreement with PCI, Mr. Szmyt receives annual remuneration totaling $180,000. He is eligible to receive an annual performance-based bonus of $40,000 per year. Mr. Szmyt may terminate his contract with @ Entertainment at any time upon two months' written notice and @ Entertainment may terminate the contract at any time upon four months' written notice. In addition, @ Entertainment may terminate the contract without further obligation for cause (as defined in the agreement). Mr. Szmyt's employment agreement with PTK-Warsaw may be terminated by either party upon one month's written notice.

         Mr. Warner entered into a five-year employment agreement with PCI effective at April 7, 1997, which was assigned to @ Entertainment in June 1997 in connection with the Reorganization. Pursuant to such agreement, Mr. Warner serves as Chief Operating Officer--DTH Operations of @EL. Mr. Warner receives an annual salary of (pounds)95,000 (approximately $158,935, based on the exchange rate of (pounds)1.00 =$1.673 at March 25, 1998), and receives an annual performance-based bonus of up to (pounds)45,000 (approximately $75,285 based on the approximate exchange rate of (pounds)1.00 = $1.673 at March 25, 1998). Mr. Warner and @ Entertainment may terminate the contract at any time with six months' written notice. In addition, @ Entertainment may terminate the contract without further obligation for cause (as defined in the agreement).

         Mr. Keefe entered into a two-year employment agreement with PCI effective at January 1, 1998. Pursuant to such agreement, Mr. Keefe serves as the Chief Executive Officer of PCI. Mr. Keefe receives a base annual salary of approximately $220,000, a monthly allowance for additional housing and cost of living expenses of $5,000, an allowance for relocation expenses of up to $20,000, and reimbursement of educational and tax planning expenses of up to an aggregate amount of $23,000 per year. Mr. Keefe also receives a guaranteed bonus of $100,000 in the first year of his employment and unspecified incentive bonuses thereafter. He received an additional bonus of $200,000 upon the signing of the employment agreement. Mr. Keefe may terminate the employment agreement at any time upon three months' written notice, and PCI may terminate the agreement at any time upon one month's written notice (with an obligation to pay Mr. Keefe an additional five months' salary). In addition, PCI may terminate the agreement immediately without further obligation to Mr. Keefe for cause (as defined in the employment agreement). Mr. Keefe has been granted options to purchase 250,000 shares of Common Stock at a price of $12 per share, subject to the terms and conditions of a stock option agreement with @ Entertainment. Options to purchase 31,250 shares of Common Stock shall vest at the end of each fiscal quarter on March 31, June 30, September 30 and December 31 of 1998 and 1999, provided that the options shall vest in full on the date of a change in control (as defined in the employment agreement) in @ Entertainment or PCI.

         Ms. Hansberry entered into a two-year agreement with PCI effective at January 1, 1998. Pursuant to such agreement, Ms. Hansberry serves as Vice President and General Counsel of PCI and receives an annual remuneration totaling $150,000. She is eligible to receive annual performance-based bonuses of up to $40,000 per year. Ms. Hansberry's initial year bonus of $40,000 is guaranteed. Ms. Hansberry or PCI may terminate the agreement at any time upon six months' written notice. In addition, PCI may terminate the agreement without further obligation to Ms. Hansberry for cause (as defined in the agreement).

         The Company has entered into a two-year consultancy arrangement with Samuel Chisholm and David Chance (each individually a "Consultant"), pursuant to which the Company will pay to a Consultant a fee of $10,000 per consultancy day, which shall be a single day of at least seven hours during which a Consultant provides consulting services to the Company ("Consultancy Day"), based on a minimum, on average over each 12 month period, of a total of 4 Consultancy Days per month, and the Company will pay an additional fee of $10,000 to a Consultant for any additional days in any month on which a Consultant provides consulting services to the Company. Additionally, Messrs. Chisholm and Chance were each granted, subject to stockholder approval, options to purchase 500,000 shares of Common Stock at an exercise price of $12 per share. The options vest ratably over a two-year period commencing from the initial date of grant.

         The Company has entered into a two-year consultancy arrangement with Agnieszka Holland, pursuant to which the Company will pay to Ms. Holland a fee of $25,000 per year, in 12 equal prorated amounts, for artistic consultancy services.

1997 STOCK OPTION PLAN

         1997 Plan provides for the grant to employees of the Company (including officers, employee directors, and non-employee directors) of incentive stock options within the meaning of Section 422 of the Code, and for the grant of qualified stock options to employees and consultants of the Company (collectively the "Options"). For a complete discussion of the 1997 Plan see Approval of Certain Amendments to the 1997 Stock Option Plan.

         The following table lists all grants of Options under the 1997 Plan to the Named Executive Officers during 1997 and contains certain information about potential value of these Options based upon certain assumptions as to the appreciation of the Common Stock over the life of the Options.

                       OPTION GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS

                                                          Percent of
                                      Number of             Total
                                     Securities         Options/SARS        Exercise
                                     Underlying          Granted to            or                                  Grant Date
                                    Options/SARS        Employees in       Base Price        Expiration          Present Value
Name                                 Granted (#)       Fiscal Year (%)        ($)               Date                 ($)(1)
----                                ------------       ---------------     ----------        ----------          -------------
Robert E. Fowler, III...........     1,286,000              55.12%          3.707              1/01/07             16,576,540
Richard B. Steele...............            --                 --                --                 --                     --
John S. Frelas..................            --                 --                --                 --                     --
George Z. Makowski..............       385,000              16.50%          3.70808            1/01/07              2,964,500
David Warner....................       131,000               5.62%         15.24               6/23/07                652,380
Przemyslaw Szmyt................       131,000               5.62%         15.24               6/23/07                652,380

-----------------
(1) Calculated based upon a variation of the Black-Scholes option pricing model in which the following assumptions were used: the expected volatility of the Common Stock was 39.0%; the risk-free rate of return was 6.25%, 6.25%, 6.31%, and 6.31% for Messrs. Fowler, Makowski, Warner and Szmyt, respectively; the dividend yield was 0.0%; and the expected time of exercise was four (4) years from the month of the grant.

         The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding Options held by the Named Executive Officers at December 31, 1997. Also reported are the values for "in-the-money" options which represent the position spread between the exercise price of any such existing stock options and the price of the Common Stock at December 31, 1997.

                         FISCAL YEAR END OPTION VALUES

                                                                           Number of Securities
                                                                          Underlying Unexercised         Value of Unexercised
                                                                               Options/SARS                  In-the-Money
                                             Shares                              at Fiscal                   Options/SARS
                                           Acquired on    Value                Year-End (#)                  Year-End ($)
NAME                                      Exercise (#)   Realized        Exercisable/Unexercisable     Exercisable/Unexercisable
----                                      ------------   --------        -------------------------     -------------------------
Robert E. Fowler, III..................         --          --                  1,286,000/0                  9,539,548/--
Richard B. Steele......................         --          --                       --                           --
John S. Frelas.........................         --          --                 48,000/193,000             430,398/1,762,727
George Z. Makowski.....................         --          --                   385,000/--                   2,855,514/--
David Warner...........................         --          --                   --/131,000                       --
Przemyslaw Szmyt.......................         --          --                   --/131,000                       --

    APPROVAL OF AMENDING THE 1997 STOCK OPTION PLAN FOR THE PURPOSES OF (1)
     INCREASING TO 4,436,000 THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE PURSUANT TO THE 1997 PLAN, (2) INCLUDING DIRECTORS AS ELIGIBLE
    OPTIONEES, AND (3) PERMITTING TRANSFERS OF OPTIONS TO FAMILY MEMBERS OF
        OPTIONS UNDER CERTAIN CIRCUMSTANCES (THE "1997 PLAN AMENDMENTS")

         The 1997 Plan previously authorized 2,436,000 shares for issuance upon exercise of stock options and provided that all options were non-transferable, except by will and the law of descent. Additionally, the 1997 Plan did not previously provide that all Directors were eligible for option grants. The Company's Board of Directors has unanimously adopted a resolution to approve amending the 1997 Plan for the purposes of (1) increasing to 4,436,000 the number of shares of Common Stock reserved for issuance pursuant to the 1997 Plan, (2) including directors as eligible optionees, and (3) permitting transfers of options to family members of options under circumstances (the "1997 Plan Amendments"). Four shareholders holding approximately 58.7% of the outstanding shares of Common Stock, have voted all of such shares in favor of the 1997 Plan Amendments which vote was sufficient to approve the increase. The current text of the 1997 Plan, as modified pursuant to the 1997 Plan Amendments, is attached hereto as Exhibit A. The material features of the 1997 Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the 1997 Plan, as amended.

         The 1997 Plan is currently administered by the Board of Directors which selects the optionees (from among those eligible), determines the number or shares to be subject to each Option and determines the exercise price of each Option. The Board of Directors may also appoint a Stock Option Committee to perform such functions in the future. Currently, approximately 11 individuals (including Messrs. Fowler, Frelas and Makowski, whose option agreements with PCI became subject to the 1997 Plan pursuant to Assignment and Assumption Agreements with @ Entertainment, Messrs. Szmyt and Warner, whose option agreements became subject to the 1997 Plan pursuant to a resolution of the Board of Directors of @ Entertainment, and Messrs. Chisholm, Chance, and Keefe) participate in the 1997 Plan. Under the 1997 Plan, as amended, Directors of the Company will also be eligible to receive stock option grants.

         In addition, the Board of Directors has the authority to interpret the 1997 Plan and to prescribe, amend and rescind rules and regulations relating to the 1997 Plan. The Board of Directors' interpretation of the 1997 Plan and determinations pursuant to the 1997 Plan are final and binding on all parties claiming an interest under the 1997 Plan. The maximum number of shares of Common Stock that may be subject to Options under the 1997 Plan, as amended, 4,436,000 shares (of which 2,000,000 remain subject to stockholder approval), subject to adjustment in accordance with the terms of the 1997 Plan. At March 19, 1998 options for 3,724,000 shares had been granted (of which 1,288,000 remain subject to stockholder approval) and 712,000 shares remained available for future grants (subject to stockholder approval). The exercise price of all incentive stock options granted under the 1997 Plan must be at least equal to the fair market value of the Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of stock of @ Entertainment, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the maximum term of an incentive stock option must not exceed five years.

         The term of all options granted under the 1997 Plan may not exceed ten years. Options become exercisable at such times as determined by the Board of Directors and as set forth in the individual stock option agreements. Payment of the purchase price of each Option will be payable in full in cash upon the exercise of the Option. In the discretion of the Board of Directors, payment may also be made by surrendering shares owned by the optionee which have a fair market value on the date of exercise equal to the purchase price, by delivery of a full recourse promissory note meeting certain requirements or in some combination of the above payment methods.

         Under the 1997 Plan, all Options are non-transferable, except by will or by the laws of descent and distribution. Additionally, under the 1997 Plan, as amended, the Board of Directors will have the authority to designate that the Options may be transferred by gifts in trust for family members.

         In the event of a merger of @ Entertainment with or into another corporation, as a result of which @ Entertainment is not the surviving corporation, the 1997 Plan requires that outstanding Options be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of such successor corporation. If the successor corporation does not assume or substitute for the Options, the optionee will have the right to exercise the Option as to those shares which are vested for a period beginning not less than fifteen days prior to the proposed consummation of such transaction and ending immediately prior to the consummation of such transaction, at which time the Options will terminate.

         The number of shares covered by the 1997 Plan and the number of shares for which each Option is exercisable shall be proportionately adjusted for any change in the number of issued shares resulting from any reorganization of @ Entertainment. In the event of dissolution or liquidation of @ Entertainment, each Option shall terminate immediately prior to the consummation of such action.

         No Options may be granted under the 1997 Plan after ten years from its effective date. The Board of Directors has authority to amend or terminate the 1997 Plan subject to certain limitations set forth in the 1997 Plan.

         The following table sets forth, as of the Record Date, certain information regarding options granted under the 1997 Plan to the persons and groups indicated.

                            NEW PLAN BENEFITS TABLE

                                                             Number of Shares      Exercise
                                                            Subject to Options       Price           Dollar
Name and Position                                                   (#)               ($)         Value ($)(1)
-----------------                                           ------------------     --------       ------------
Robert E. Fowler, III                                          1,286,000            3.707          13,397,548
Chief Executive Officer and Director

Richard B. Steele                                                     --               --                  --

John S. Frelas                                                   241,000           1.9917           2,924,125
CFO, Vice President, Treasurer

George Z. Makowski                                               385,000          3.70808           4,010,514
Chief Operating Officer - Cable

David Warner                                                     131,000            15.24                  --
Chief Operating Officer - DTH

                                                                  75,000            12.24             141,375

Przemyslaw Szmyt                                                 131,000            15.24                  --
Vice President, General Counsel, Secretary

                                                                  75,000            12.24             141,375

Executive Officers as a Group (7 persons)                      2,574,000             6.02          20,862,270

Non-Employee Directors as a Group                              1,000,000            12.00           2,125,000
(3 persons)

All Non-Executive Employees as a Group                           150,000            15.00                  --

-----------------
(1) Determined by multiplying the number of options held by the individual times the difference between the exercise price of the option and the market price of Company common stock at March 30, 1998 which was $14.125.